Filed With the Securities and Exchange Commission on February 11, 2000
                                   Securities Act Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          GUM TECH INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          UTAH                              2067                    87-0482806
------------------------------    ---------------------------     -------------
State of Other Jurisdiction of    Primary Standard Industrial     (IRS Employer
Incorporation or Organization       Classification Code No.        I.D. Number)

                              246 E. Watkins Street
                             Phoenix, Arizona 85004
                                 (602) 252-1617
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                              Gary Kehoe, President
                          Gum Tech International, Inc.
                              246 E. Watkins Street
                             Phoenix, Arizona 85004
                                 (602) 252-1617
                -------------------------------------------------
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                        Copies of all Communications to:
                                Richard B. Stagg
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6363

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the Offering.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                               Proposed maximum    Proposed maximum
  Title of each class of       Amount to be     offering price    aggregate offering       Amount of
securities to be registered    registered(2)     per unit(2)           price(1)         registration fee
--------------------------------------------------------------------------------------------------------

Common Stock, no par value    240,000 shares       $22.875           $5,490,000              $1450
========================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving the registrant"s common stock, in order to prevent dilution, the number of shares registered will be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED FEBRUARY 11, 2000

PROSPECTUS

                          GUM TECH INTERNATIONAL, INC.

                                  Common Stock

                                 240,000 Shares


         Dale G. Brown, Robert S. Davidson, Charles B. Hensley, Ira D. Hill, Eugene P. Kamper, Lawrence S. Kaye, Henry M. Landau, Peter P. Walters, and Robert White are offering to sell up to 240,000 shares of our common stock issuable upon exercise of warrants and options that we issued to the selling stockholders. The selling stockholders may sell some or all of the common stock to new purchasers through ordinary brokerage transactions, directly to market makers of our common stock, or through any of the other means described in the section entitled "Plan of Distribution" beginning on page 14.

         The selling stockholders will receive all of the proceeds from the sale of the common stock, less any brokerage or other expenses of sale incurred by them. We will receive up to $2,355,650 if the selling stockholders fully exercise their options and warrants. We are paying for the costs of registering the resale of the shares underlying the options and warrants held by the selling stockholders.

         Our common stock is traded on the Nasdaq National Market under the symbol "GUMM."

                        ---------------------------------

         BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF YOUR ENTIRE INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SALE OF THE COMMON STOCK OR DETERMINED THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.


               The date of this prospectus is February ___, 2000.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Business....................................................................  3
Risk Factors................................................................  7
Use of Proceeds............................................................. 10
Selling Stockholders........................................................ 11
Description of Securities................................................... 12
Plan of Distribution........................................................ 14
Legal Matters............................................................... 15
Experts..................................................................... 15
Where You Can Find More Information......................................... 15

         You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

         The common stock is not being offered in any jurisdiction where the offer is not permitted.

         You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

         Unless otherwise indicated in this prospectus "Gum Tech," "us," "we," "our" and similar terms refer to Gum Tech International, Inc. and its subsidiaries. The Gum Tech name and logo and Zicam are trademarks of Gum Tech International, Inc. Other brands, names and trademarks contained in this prospectus are the property of their respective owners.

                                    BUSINESS

SUMMARY

         We develop and manufacture specialty chewing gum products for branded and private label customers, as well as products marketed under our own brand. Specialty chewing gums include vitamins, herbals, and active over-the-counter drug ingredients formulated to provide specific health-related benefits to the user. We manufacture and continue to develop specialty chewing gums that are formulated to:

          *    promote oral hygiene and breath freshness;
          *    promote weight management;
          *    reduce pain;
          *    relieve indigestion;
          *    contribute to energy and endurance;
          *    reduce the risk of osteoporosis;
          *    reduce tobacco cravings; and
          *    relieve cold and flu symptoms.

         A substantial majority of sales from our gum operations currently are attributable to products developed, manufactured, and packaged by us for marketing and sale by major branded and private label consumer products companies such as Breath Asure, Inc., Ranir/DCP, Inc., Heritage Consumer Products, Herbalife International, Inc., and Pharma-Green Ltd. We are also actively involved in discussions with other major consumer product companies regarding the development and formulation of a variety of additional specialty chewing gum products.

         In 1998, following a significant management restructuring, we changed our principal strategy from developing, manufacturing, and distributing our own branded and private label gum products to developing, manufacturing, and packaging specialty gum products for sale and distribution by major branded and private label customers that have the capital resources and distribution capability to promote and market specialty chewing gums on a large national and international scale. We adopted this change in strategy primarily because we did not have the financial resources, name recognition, and distribution capability to successfully market and distribute its gums on a wide scale basis.

         We operate the only stainless steel gum manufacturing facility in the United States registered with the Food and Drug Administration to produce over-the-counter (OTC) chewing gum products. Completed in 1996, we believe that this facility is the only facility in the United States that currently is capable of producing over-the-counter drugs in chewing gum form.

         Through a joint venture with BioDelivery Technologies, Inc. (formerly Gel Tech, Inc.), a California corporation, we are also engaged in the manufacture, marketing, and distribution of health-related products using a patent-pending, nasal gel technology. The initial product being developed and marketed by this joint venture is Zicam, a nasal gel formula that has been formulated to reduce the severity and duration of the common cold. An initial internal study and a subsequent independent clinical study of Zicam has indicated that use of Zicam significantly reduced the duration and severity of the common cold. To conduct clinical studies and develop, manufacture, and market Zicam, we entered into an operating agreement with BioDelivery Technologies under which both parties transferred their respective interests in the patent rights to the nasal gel technology in exchange for membership interests in Gel Tech LLC, an Arizona limited liability company. We have a 60% interest in the capital and profits of the joint venture and parties affiliated with BioDelivery Technologies collectively own a 40% interest in the capital and profits of the joint venture. In addition, as contemplated by the operating agreement, we contributed $3.5 million to the joint venture, which will be repaid to us prior to any distributions to other holders if Gel Tech is sold or otherwise liquidated. Because Zicam is in the initial stages of production and distribution, there can be no assurance that this product will be successful.

         In December 1999, we reached an agreement in principle to form a joint venture with Swedish Match AB. The joint venture will be organized as an independent company for the purpose of developing, manufacturing, marketing, and distributing non-tobacco products worldwide. Under the terms of the agreement, Swedish Match will own 51% and we will own 49% of the joint venture. We will contribute intellectual property related to chewing gum products containing nicotine and Swedish Match will contribute $10 million in start-up capital. Swedish Match, based in Stockholm, Sweden, is an international group which develops, manufactures, markets, and distributes, through its own subsidiaries worldwide, a broad range of tobacco products within the OTP (Other Tobacco Products) category, with smokeless tobacco as its core business along with cigars and pipe tobacco, as well as matches and lighters. Swedish Match's extensive range of products is sold in 140 countries, with sales for the 12 month period ended September 30, 1999 totaling approximately $1 billion.

         We were incorporated in Utah in 1991. Our principal executive offices are located at 246 E. Watkins Street, Phoenix, Arizona and its telephone number is (602) 252-1617.

STRATEGY

         We are pursuing the following business strategies:

          * CONTINUE TO RESEARCH AND DEVELOP NEW SPECIALTY GUM PRODUCTS. We possess considerable gum formulation expertise, and together with our existing and potential customers, are developing new products in the specialty chewing gum market. We believe we are uniquely positioned to manufacture over-the-counter gum products because we possess the only stainless steel gum making facility in the United States registered with the FDA to produce over-the-counter chewing gum products.

          * PARTNER WITH MAJOR CONSUMER PRODUCT COMPANIES TO INCREASE SALES. Since early 1998, we have pursued a strategy of partnering with major consumer products companies that have the financial resources and distribution capability to market and distribute specialty chewing gum products on a national scale. We expanded these relationships significantly during 1998 with the addition of Breath Asure, Ranir/DCP, Heritage Consumer Products, Pharma-Green Ltd. (an Israeli company), and EcoDenT, among others.

          * IMPROVE MANUFACTURING OPERATIONS TO ENHANCE EFFICIENCY AND INCREASE PROFIT MARGINS. In 1998 and 1999, we expanded our operations, including adding personnel and additional packaging and coating equipment, to meet an expected increase in demand for several products. Following this expansion of operations, we continue to take steps to increase our business and to lower the costs of manufacturing our gum products.

          * CONTINUE TO EFFECTIVELY MARKET GUM TECH BRANDED PRODUCTS. While we have changed our principal strategy to focus on contract manufacturing for others, we continue to support several of our own branded products and believe that these products and related marketing efforts provide a showcase for new product concepts and demonstrate our expertise in developing new gum formulations.

          * EFFECTIVELY MANAGE THE DEVELOPMENT AND GROWTH OF THE GEL TECH LLC JOINT VENTURE AND THE MANUFACTURING AND MARKETING OF ZICAM(TM). Zicam is a new product that we believe represents an opportunity for substantial growth in our revenue. In order to realize this growth in revenue, however, we must effectively manage the development and growth of our joint venture with BioDelivery Technologies and Zicam must achieve significant market acceptance. We have contributed $3.5 million to Gel Tech LLC to fund its initial capital requirements to develop, manufacture, and market Zicam, including the costs necessary to conduct independent clinical research.

PRODUCT INFORMATION

         The table below describes certain information related to specific chewing gum products currently manufactured by us for other consumer products companies.

PRODUCT                             BENEFITS TO USER              MARKET                DISTRIBUTED BY
-------                             ----------------              ------                --------------
Breath Asure Dental Gum(TM)       Promotes oral hygiene          Oral Care               Breath Asure
                                  and breath freshness
Private label dental gums         Promotes oral hygiene          Oral Care               Ranir/DCP
                                  and breath freshness
AcuTrim(R)                        Promotes weight management     OTC drug                Heritage Consumer Products
Aspergum(R)                       Pain relief                    OTC drug                Heritage Consumer Products
Chooz                             Antacid and prevents           OTC drug                Heritage Consumer Products
                                  osteoporosis
Herbalife NRG(R)                  Improves energy & endurance    Dietary supplement      Herbalife
Herbalife Chew Slim(R)            Promotes weight management     Dietary supplement      Herbalife
Pharma-Green (seven varieties)    Various                        Dietary supplement      Pharma-Green Ltd.
Brain Gum                         Improves brain function        Dietary supplement      KR Research, Inc.

         We also market the following products under the Gum Tech brand:
Ginseng, Chew & Soothe(R), CitrusSlim(R), Chromatrim(R), Calcium, Zone, DentaHealth(R), and Love Gum(R).

MANUFACTURING AND PACKAGING

         The manufacture of specialty chewing gums involves:

          * storing bulk raw materials and "fine" raw materials, such as flavor, colors and active ingredients;
          * producing and mixing the gum base in large stainless steel mixers;
          *    extruding the gum into selected sizes and shapes;
          *    coating the gum, generally with a sugarless coating solution;
          *    branding the product if required;
          *    packaging the gum in blister packages; and
          * packaging the blisters, according to customer specifications, for shipment.

         All of our gum products contain one or more active ingredients which are added either to the gum center in the mixing stage or included in the coating solution.

         Prior to commencing production of the chewing gum, we record lot numbers for all ingredients, examine and file certificates of ingredients, perform quality control tests, and sanitize equipment and utensils. Our personnel conduct additional quality control tests throughout the manufacturing process. We manufacture our products in compliance with good manufacturing procedures requiring written standard operating procedures.

         We manufacture all of our gum products, including those marketed and distributed by others. In 1998, we added significantly to our coating and packaging capability and secured an additional gum rolling line to meet an anticipated increase in demand for our gums.

COMPETITION

         Although the specialty gum market is emerging as a market category distinct from the traditional, established chewing gum market, Gum Tech and the companies to whom we sell face significant competition in each of the four categories in which we operate. These categories include oral care products, OTC drugs, smoking cessation products, and dietary supplements. In the oral care products market, we manufacture products for Breath Asure and Ranir/DCP, which compete directly with Arm & Hammer dental gum, Trident Advantage, and V-6 dental gum. We manufacture OTC drug-related gum products, including Aspergum, an analgesic, Chooz, an antacid/calcium supplement, and AcuTrim, a dietary gum. Each of these products competes generally with analgesics, antacids, and dietary products produced and marketed by major consumer products companies. We are evaluating opportunities in the smoking cessation market, which is currently dominated by the Nicorette product marketed by Pharmacia and Upjohn. In the dietary supplement market, our various gum products compete with a large number of non-gum dietary supplement products.

         Competitive factors in the chewing gum industry include price, flavor, and name recognition resulting from media advertising. We historically have not had the capital resources, marketing and distribution networks, product name recognition, and advertising budget to produce or introduce chewing gum brands that could compete effectively with the multi-national chewing gum manufacturers and large specialty chewing gum marketers. Accordingly, we have adopted a strategy of partnering with major branded and private label customers that possess the resources and capabilities needed to market and distribute gum products on a wide scale basis.

         We also face significant competition from a large number of major drug companies involved in selling cold and flu products that will compete directly with Zicam. Most of these competitors have greater name recognition, more established brands, wider distribution capabilities and greater financial and marketing resources than we do.

FDA AND OTHER GOVERNMENT REGULATION

         We are subject to various Federal, state and local laws affecting our business. All of our products are subject to regulation by the FDA, including regulations with respect to labeling of products, approval of ingredients in products, claims made regarding the products, and disclosure of product ingredients. In addition, some of our products are considered "drugs." Consequently, manufacture of these products must comply with "good manufacturing practices" mandated by the FDA, which prescribes specific requirements and procedures for the manufacture of FDA-regulated drug products. If we fail to comply with these requirements and procedures, the FDA has the right to restrict the sale of or remove such products from the market. We believe that all of our products comply with all regulatory requirements including the FDA manufacturing standards and practices for drug products.

         Our advertising claims made with respect to our products also are subject to the jurisdiction of the FDA and the Federal Trade Commission. In both cases, we are required to obtain scientific data to support any advertising or labeling of health claims we make concerning our products.

         In addition, our chewing gum manufacturing facility is subject to regulation by various governmental agencies including state and local licensing, zoning, land use, construction and environmental regulations and various health, sanitation, safety and fire codes and standards. Suspension of certain licenses or approvals, due to failure to comply with applicable regulations or otherwise, could interrupt our manufacturing operations. We are also subject to federal and state laws establishing minimum wages and regulating overtime and working conditions.

TRADEMARKS, TRADE NAMES, AND PROPRIETARY RIGHTS

         We own a perpetual non-exclusive license to use Microdent, a plaque-reducing agent, in our coated chewing gum products. Microdent is the critical ingredient in the chewing gums that we manufacture and package for Breath Asure and Ranir/DCP.

         We routinely seek trademark protection from the United States Patent Office ("USPO") and from similar agencies in foreign countries for chewing gum brands. Despite these protections, we may not be able to successfully defend any trademarks granted to us against claims from or use by competitors. In addition, trademark applications may not be approved by the USPO or any similar foreign agency.

         We consider some of our chewing gum formulations and processes to be proprietary in nature and rely upon a combination of nondisclosure agreements, other contractual restrictions, and trade secrecy laws to protect this proprietary information. Despite these precautions, these steps may not be adequate to prevent misappropriation of our proprietary information and our competitors could independently develop chewing gum formulations and processes that are substantially equivalent or superior to those that we develop.

EMPLOYEES

         As of December 31, 1999, our gum operations employed 75 individuals, including three executive officers, 56 manufacturing and warehouse personnel, four research and development personnel, and 12 administrative/sales personnel. As of December 31, 1999 Gel Tech employed six executive and administrative personnel.

                                  RISK FACTORS

FACTORS THAT MAY AFFECT FUTURE OPERATING RESULTS AND FINANCIAL CONDITION

         Our future operating results and financial condition depend on a number of factors that we must successfully manage in order to achieve favorable future operating results. The following potential risks and uncertainties, together with those mentioned elsewhere in this prospectus, could affect our future operating results, financial condition, and the market price of our common stock.

WE INCURRED SIGNIFICANT LOSSES IN PREVIOUS YEARS

         We began operations in February 1991 and have a limited operating history upon which potential investors may evaluate our performance. We reported significant losses for the last three years and for the first three quarters of 1999. Although we earned a profit for the fourth quarter of 1999, we incurred a loss for the year ended December 31, 1999. In addition, despite achieving a profit in the fourth quarter of 1999, our future operations may not be profitable. The likelihood of our success must be considered relative to the problems, difficulties, complications, and delays frequently encountered in connection with the development and operation of a new business, the significant change in strategy in early 1998, and the development and marketing of Zicam, a relatively new product.

OUR RELIANCE UPON A FEW GUM CUSTOMERS MAY NEGATIVELY IMPACT OUR FINANCIAL
RESULTS

         The shift in our chewing gum strategy in early 1998 to a focus on contract manufacturing has made our chewing gum operations dependent for sales and future growth on a few customers. These customers include Herbalife, Breath Asure, Ranir, Heritage Consumer Products and PharmaGreen. While the decision to partner with these firms relieves us of the direct responsibility to market products, we become dependent on the financial resources and marketing capabilities of third parties. Further, we are at risk for their non-payment or late payment for amounts owed to us. While we intend to add to this portfolio of customers to reduce the risk of non-performance by any single customer, we have not yet been successful in that effort.

OUR INABILITY TO PROVIDE SCIENTIFIC PROOF FOR PRODUCT CLAIMS MAY ADVERSELY AFFECT OUR SALES

         The marketing of certain of our chewing gum and nasal gel products, including Zicam, involves claims that such products assist in weight loss, promote dental hygiene, and reduce the duration of the common cold, among others. Under FDA and FTC rules, we are required to obtain scientific data to support any health claims we make concerning our products. Although we have not provided nor been requested to provide any scientific data to the FDA in support of claims regarding our products, we have obtained such scientific data for all of our products. There can be no assurance that the scientific data we have obtained in support of such claims will be deemed acceptable to the FDA or FTC, should either agency request any such data in the future. If the FDA or the FTC requests any supporting information, and we are unable to provide support that is acceptable to the FDA or the FTC, either agency could force us to stop making the claims in question or restrict us from selling the affected products.

FDA AND OTHER GOVERNMENT REGULATION MAY RESTRICT OUR ABILITY TO SELL OUR
PRODUCTS

         We are subject to various federal, state and local laws affecting our business. Our chewing gum and nasal gel products are subject to regulation by the FDA, including regulations with respect to labeling of products, approval of ingredients in products, claims made regarding the products, and disclosure of product ingredients. If we do not comply with these regulations, the FDA could force us to stop selling the affected products or incur substantial costs in adopting measures to maintain compliance with these regulations.

         Our advertising claims regarding our products are subject to the jurisdiction of the FTC as well as the FDA. In both cases we are required to obtain scientific data to support any advertising or labeling health claims we make concerning our products, although no pre-clearance or filing is required to be made with either agency. If we are unable to provide the required support for such claims, the FTC may stop us from making such claims or require us to stop selling the related product.

IF ZICAM DOES NOT GAIN WIDESPREAD MARKET ACCEPTANCE, OUR ANTICIPATED SALES AND RESULTS OF OPERATIONS WILL SUFFER

         In 1999, Gel Tech LLC, a joint venture in which we hold a 60% interest in profits and capital, launched a new homeopathic cold remedy known as Zicam. Although studies have indicated that Zicam can significantly reduce the duration and severity of the common cold, there is no guarantee that the product will achieve widespread acceptance by the market. If any unanticipated problem arises concerning the efficacy of Zicam or the product fails to achieve widespread market acceptance for any reason , our prospects for our future operating results would be adversely affected. In addition, although initial sales of Zicam were significant, there is no assurance that demand for this product will continue to grow, especially following the peak of the cold season.

WE MAY BE UNABLE TO MEET DEMAND FOR OUR NEW PRODUCTS

         To the extent Zicam or any other new product we introduce achieves widespread market acceptance and generates significant demand, we may be unable to produce and deliver sufficient quantities of the product to meet our customers' demands on a timely basis. If so, we could lose opportunities to sell larger quantities of the product and damage relationships with distributors whose orders could not be timely filled. This problem, if encountered, could be particularly damaging if we are not able to meet customer demand during the cold season, when we expect demand for sales of Zicam to peak.

UNANTICIPATED PROBLEMS ASSOCIATED WITH PRODUCT DEVELOPMENT COULD DELAY OR HINDER INTRODUCTION OF NEW PRODUCTS

         We may experience unanticipated difficulties in developing new products that could delay or prevent the introduction of those products. We may be dependent in the near future upon chewing gum products that are currently being developed. If we are unable to develop new chewing gum products on a timely basis, our business, operating results, and financial condition could be materially adversely affected.

WE MAY BE UNABLE TO SUCCESSFULLY EXPAND OUR OPERATIONS

         We intend to continue expanding our manufacturing and marketing operations. Expansion will place substantial strains on our management and our operational, accounting, and information systems. Successful management of growth will require us to improve our financial controls, operating procedures, and management information systems, and to train, motivate, and manage our employees.

         In addition, to the extent that actual demand for our products in the future is less than anticipated, we may incur higher than necessary costs in preparing for an anticipated growth in sales that does not materialize or materializes more slowly than expected.

         Failure to manage growth effectively would have a material adverse effect on the results of our operations and our ability to execute our business strategy.

THE LARGE NUMBER OF SHARES ELIGIBLE FOR IMMEDIATE AND FUTURE SALES MAY DEPRESS THE PRICE OF OUR STOCK

         Sales of substantial amounts of common stock in the open market or the availability of a large number of additional shares for sale could adversely affect the market price for the common stock. Substantially all of our outstanding shares of common stock, as well as the shares underlying vested but as yet unexercised warrants and options, have either been registered for public sale or may be sold under Rule 144 promulgated under the Securities Act. Therefore, all of these shares may be immediately sold by the holders. A substantial increase in the volume of trading in our stock may depress the price of our common stock.

WE MAY BE UNABLE TO PREVENT OTHERS FROM DEVELOPING SIMILAR PRODUCTS

         We routinely seek trademark and patent protection from the United States Patent Office and from similar agencies in foreign countries for chewing gum brands and have done so for Zicam. There can be no assurance that we will be able to successfully defend any trademarks, trade names or patents against claims from or use by competitors or that trademark, trade name or patent applications will be approved by the USPO or any similar foreign agency.

         We consider some of our chewing gum formulations and processes to be proprietary in nature and rely upon a combination of non-disclosure agreements, other contractual restrictions and trade secrecy laws to protect such proprietary information. There can be no assurance that these steps will be adequate to prevent misappropriation of our proprietary information or that our competitors will not independently develop chewing gum formulations and processes that are substantially equivalent or superior to our own.

THE PRICE OF OUR STOCK MAY CONTINUE TO BE VOLATILE

         The market price of our common stock has been highly volatile and may continue to be volatile in the future. Factors such as our operating results or public announcements may cause the market price of our stock to decline quickly. Market prices for securities of many small capitalization companies have experienced wide fluctuations in response to variations in quarterly operating results, general economic indicators and other factors beyond our control.

WE MAY INCUR SIGNIFICANT COSTS RESULTING FROM PRODUCT LIABILITY CLAIMS

         We are subject to significant liability should use or consumption of our products cause injury, illness or death. Although we carry product liability insurance, there can be no assurance that our insurance will be adequate to protect us against product liability claims or that insurance coverage will continue to be available on reasonable terms.

INABILITY TO RETAIN CURRENT MANAGEMENT COULD NEGATIVELY IMPACT OUR OPERATIONS

         Our operations are dependent upon our ability to hire and retain qualified management personnel and upon the continued services of our executive officers. The loss of the services of any of our executive officers, whether as a result of death, disability, or otherwise, could have a material adverse effect upon our business.

         We experienced significant management and board changes in 1998 and 1999, including the appointment of a new President and a new Chief Financial Officer. We have entered into employment agreements with our current executive officers and have applied for key man life insurance upon certain of their lives.

                                 USE OF PROCEEDS

         The selling stockholders will receive all of the proceeds from the sale of the common stock offered under this prospectus. If the selling stockholders exercise all of their warrants and options, we will receive gross proceeds of approximately $2,355,650, which we anticipate would be used for general corporate purposes. The selling stockholders may or may not exercise any or all of the warrants and options.

                              SELLING STOCKHOLDERS

         The table below lists the selling stockholders and other information regarding the beneficial ownership of our common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each stockholder or issuable to each selling stockholder on January 25, 2000, assuming exercise of their warrants and options to acquire shares of our common stock. The selling stockholders are offering only the shares of common stock that they may acquire upon exercise of all of their warrants and options to acquire our common stock, as indicated in the third column. As each selling stockholder resells shares of common stock, we will file prospectus supplements as necessary to update the number of shares of common stock that each selling stockholder intends to sell, reflecting prior resales. The fourth column assumes the sale of all of the shares offered by this prospectus by each selling stockholder.

         The information provided in the table below has been obtained from the selling stockholders. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

NAME OF SELLING        SHARES OWNED      MAXIMUM NUMBER         SHARES OWNED
 STOCKHOLDER         BEFORE OFFERING    OF SHARES OFFERED      AFTER OFFERING
 -----------         ---------------    -----------------      --------------
                                                            NUMBER    PERCENTAGE
                                                            ------    ----------
Dale G. Brown             7,144              7,144             0          --

Robert S. Davidson       47,500             47,500             0          --

Charles B. Hensley       47,500             47,500             0          --

Ira D. Hill              14,284             14,284             0          --

Eugene P. Kamper          7,144              7,144             0          --

Lawrence S. Kaye         49,868             47,500         2,368         0.03

Henry M. Landau          47,500             47,500             0          --

Peter P. Walters          7,144              7,144             0          --

Robert White             14,284             14,284             0          --

         We are registering the shares for resale by the selling stockholders in accordance with registration rights granted or offered to the selling stockholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel, but the selling stockholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares. In addition, we have agreed to indemnify the selling stockholders, and certain affiliated parties against certain liabilities, including liabilities under the Securities Act, in connection with this offering. The selling stockholders have agreed to indemnify us and our directors and officers, as well as any person that controls us, against certain liabilities, including certain liabilities under the Securities Act.

                            DESCRIPTION OF SECURITIES

         We are authorized to issue up to 20,000,000 shares of common stock and 1,000,000 preferred shares. As of February 3, 2000, we had 8,829,165 shares of outstanding common stock.

         Our board of directors has the authority, without further action by the shareholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued shares of preferred stock and to determine the number of shares constituting any series and the designation of the series, without any further vote or action by the shareholders.

         The following summary of terms of the common stock and Series A preferred stock is not complete and is subject to and qualified by reference to our amended Articles of Incorporation, Restated Bylaws, and by the provisions of applicable law.

COMMON STOCK

         The holders of our common stock are entitled to one vote per share on all matters on which shareholders are entitled to vote. Subject to the rights of holders of any class or series of shares, including preferred stock, having a preference over the common stock as to dividends or upon liquidation, the holders of our common stock are also entitled to dividends as may be declared by our board of directors out of funds that are lawfully available, and are entitled upon liquidation to receive pro rata the assets that are available for distribution to holders of common stock. Holders of the common stock have no preemptive, subscription, or conversion rights. The common stock is not subject to assessment and have no redemption provisions.

OPTIONS

STOCK OPTION PLAN

         Pursuant to our stock option plan, we have granted to our employees, officers, directors, and an outside consultant or reserved for issuance options to acquire 650,500 shares of our common stock. All of the options granted to date have exercise prices equal to the market price of the underlying common stock on the date the respective options were granted.

WHITEHILL ORAL TECHNOLOGIES AND GEL TECH OPTIONS

         We have or will grant options to acquire up to 70,000 shares of common stock to the principals of Whitehill Oral Technologies. We granted options to acquire 25,000 shares in June 1998 at the then market price of $11.44 per share. We granted options to acquire an additional 25,000 shares in June 1999 at the then current market price of $9.75 per share. We will grant options to acquire an additional 20,000 shares in June 2000 at the then current market price of our common stock.

         We granted options to purchase 190,000 shares of common stock to the officers of Gel Tech, L.L.C. in May 1999 in conjunction with their employment by Gel Tech LLC. These options have an exercise price of $9.61 per share.

         This prospectus registers the shares of common stock issuable upon exercise of the 1998 and 1999 Whitehill Oral Technologies options as well as the Gel Tech officers' options for public sale.

WARRANTS

         We have issued various warrants, including the following that are still outstanding:

1996 INITIAL PUBLIC OFFERING

         In 1996, in connection with our initial public offering, we issued warrants to acquire shares of common stock to the underwriters at a purchase price of $8.0625 per share. Of the initial amount issued, warrants to acquire 36,132 shares of our common stock remain outstanding as of February 3, 2000.

1999 FINANCING

         On June 2, 1999, we issued warrants to Fisher Capital Ltd. and Wingate Capital Ltd. to acquire a total of 300,000 shares of our common stock at an initial price of $12.44 per share. As of February 3, 2000, warrants to acquire 87,460 shares of our common stock remained outstanding. The warrant exercise price and the number of shares of common stock issuable upon exercise of these warrants will be adjusted if we issue or sell any shares of common stock for a consideration per share less than the market price of the common stock for the five consecutive trading days immediately preceding the date of issue or sale. The holders of these warrants have a right to participate in any pro rata distribution of rights to purchase stock, warrants, securities, or other property to record holders of any class of our common stock.

INTERCONTINENTAL CAPITAL CORPORATION

         In connection with the June 1999 financing by Fisher Capital Ltd. and Wingate Capital Ltd., we issued warrants to acquire an aggregate of 60,000 shares of our common stock to Next Millennium Capital Holdings, LLC and CJB Consulting, Inc., (collectively, "Intercontinental Capital Corporation") as partial payment of a finder's fee. Pursuant to these warrants, 30,000 shares may be purchased at $11.70 per share and 30,000 shares may be purchased at $15.00 per share. As of the date of this prospectus, we had the right to require Intercontinental Capital Corporation to exercise all of these warrants.

ANTI-DILUTION OF OPTIONS AND WARRANTS

         The exercise price and number of shares purchasable upon exercise of our options and warrants are subject to adjustment upon the occurrence of a stock split, reverse stock split, or distribution to stockholders.

CITADEL TRANSACTION

         On June 2, 1999, we issued 2,000 shares of our Series A preferred stock and $4,000,000 in aggregate principal amount of 8% Senior Secured Redeemable Notes to Fisher Capital Ltd. and Wingate Capital Ltd. in a private placement. As of the date of this prospectus, all 2,000 shares of our Series A preferred stock and the entire $4,000,000 in aggregate principal amount of the 8% Notes had been redeemed. As a result, no shares of our Series A preferred stock remain outstanding and the entire amount due under the 8% Senior Secured Redeemable Notes has been satisfied.

TRANSFER AGENT AND REGISTRAR

         The transfer Agent and Registrar for our common stock is Corporate Stock Transfer, Inc.

                              PLAN OF DISTRIBUTION

         The selling stockholders (or, subject to applicable law, their pledgees, donees, distributees, transferees, or other successors in interest) may sell shares from time to time in public transactions, on or off the Nasdaq National Market, or in private transactions, at prevailing market prices or at privately negotiated prices, including but not limited to, one or any combination of the following types of transactions:

          *    ordinary brokers" transactions;
          * transactions involving cross or block trades or otherwise on the Nasdaq National Market;
          * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
          * "at the market" to or through market makers or into an existing market for the common stock;
          * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
          * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or
          *    in privately negotiated transactions.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales. The selling stockholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling stockholders also may sell shares short and deliver the shares to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders also may pledge the shares to a broker or dealer, and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         Brokers, dealers, or agents may receive compensation in the form of commissions, discounts, or concessions from selling stockholders in amounts to be negotiated in connection with the sale. The selling stockholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting compensation.

         Information as to whether any underwriter that the selling stockholders may select, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by any underwriter that the selling stockholders may select or by any broker-dealer acting as principal or agent for the selling stockholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

         We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

         We will not receive any of the proceeds from the selling stockholders' sale of their common stock.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon by Snell & Wilmer LLP, Salt Lake City, Utah.

                                     EXPERTS

         The financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 1998, which are incorporated by reference in the Registration Statement of which this Prospectus forms a part, have been audited by Angell & Deering, independent auditors, as stated in their report, and have been included in reliance upon their expertise in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and special reports and other information with the Securities and Exchange Commission. We have also filed a Registration Statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules which are part of the Registration Statement. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus. Accordingly, any statements made in this prospectus as to the contents of any contract, agreement, or other document are not necessarily complete. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference. You may read and copy all or any portion of the Registration Statement or any reports, statements, or other information in the files at the following public reference facilities of the Securities and Exchange Commission:

WASHINGTON, D.C.             NEW YORK, NEW YORK          CHICAGO, ILLINOIS
450 Fifth Street, N.W.       7 World Trade Center        500 West Madison Street
Room 1024                    Suite 1300                  Suite 1400
Washington, D.C.  20549      New York, NY  10048         Chicago, IL  60661-2511

         You may obtain copies of these documents upon payment of a duplicating fee by writing to the Securities and Exchange Commission. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the Registration Statement, will also be available to you on the Internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

         Our common stock is listed on the Nasdaq National Market and similar information can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We have filed the following documents with the Commission and they are incorporated by reference into this prospectus:

          * Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

          * Our Quarterly Report on Form 10-QSB for the three months ended March 31, 1999;

          * Our Quarterly Report on Form 10-QSB for the six months ended June 30, 1999;

          * Our Quarterly Report on Form 10-QSB for the nine months ended September 30, 1999;

          * Proxy Statement for our Annual Meeting of Stockholders held on August 11, 1999;

          * Description of common stock contained in our Registration Statement on Form SB-2 declared effective under the Securities Act on November 8, 1996 (File Number 333-14667);

          * All other documents subsequently filed by Gum Tech International, Inc. pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act.

         Please note that all other documents and reports filed under Sections 13(a), 13(c), and 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus and to be made a part of it from the date of the filing of our reports and documents.

         You may request free copies of these filings by writing or telephoning us at the following address:

                            William J. Hemelt
                            Gum Tech International, Inc.
                            246 E. Watkins Street
                            Phoenix, Arizona 85004
                            (602) 252-1617

======================================    ======================================
We have  not  authorized  any  dealer,
sales representative,  or other person
to give any  information  or represent
anything   not   contained   in   this
prospectus.  You  must not rely on any
unauthorized     information.     This
prospectus  does not  offer to sell or         GUM TECH INTERNATIONAL, INC.
buy   any   common    stock   in   any
jurisdiction   where   it   would   be
unlawful. Neither the delivery of this
prospectus nor any sale made hereunder
implies, under any circumstances, that
the  information  presented is correct
after the date of this prospectus.

                                                   ---------------
                                                     PROSPECTUS
                                                   ---------------

           TABLE OF CONTENTS
                                  Page
                                  ----
Business............................3
Risk Factors........................7
Use of Proceeds....................10
Selling Stockholders...............11
Description of Securities..........12
Plan of Distribution...............14
Legal Matters......................15
Experts............................15
Where You Can Find More
 Information.......................15              February __, 2000

======================================    ======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

         SEC Registration Fee..................................... $1,450
         Printing Expenses........................................ $1,000
         Legal Fees and Expenses.................................. $2,500
         Accounting Fees.......................................... $2,000
         Miscellaneous Expenses................................... $  550
                                                                   ------
           TOTAL.................................................. $7,500
                                                                   ======
----------
(1)  All expenses are estimated except the SEC Registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article 5 of the Registrant's Bylaws provides as follows:

                    "ARTICLE 5. INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, AGENTS AND EMPLOYEES

         5.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this section 5.1 (Such indemnification is further subject to the limitation specified in subsection 5.1(c).)

          5.1(a) DETERMINATION AND AUTHORIZATION. The corporation shall not indemnify a director or officer under this section unless:

          (1) a determination has been made in accordance with the procedures set forth in section 16-10a-906(2) of the Act that the director or officer met the standard of conduct set forth in subsection
               (b) below; and

          (2) payment has been authorized in accordance with the procedures set forth in section 16-10a-906(4) of the Act based on a conclusion that the expenses are reasonable, the corporation has the financial ability to make the payment, and the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

          5.1(b) STANDARD OF CONDUCT. The individual shall demonstrate that:

          (1)  his or her conduct was in good faith; and

          (2) he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests; and

          (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

          5.1(c) NO INDEMNIFICATION IN CERTAIN CIRCUMSTANCES. The corporation shall not indemnify a director or officer under this Section 5.1 of Article 5:

          (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or

          (2) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

          5.1(d) INDEMNIFICATION IN DERIVATIVE ACTIONS LIMITED. Indemnification permitted under this section 5.1 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         5.2 ADVANCE OF EXPENSES FOR DIRECTORS AND OFFICER. If a determination is made, following the procedures of section 16-10a-906(2) of the Act, that the director or officer has met the following requirements and if an authorization of payment is made following the procedures and standards set forth in section 16-10a-906(4) of the Act, then the corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, if:

          5.2(a) the director or officer furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in section 5.1;

          5.2(b) the director or officer furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          5.2(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of these bylaws or Part 9 of the Act.

         5.3 INDEMNIFICATION OF AGENTS AND EMPLOYEES WHO ARE NOT DIRECTORS OR OFFICERS. The board of directors may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer of the corporation to any extent consistent with public policy, as determined by the general or specific actions of the board of directors.

         5.4 INSURANCE. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Act."

ITEM 16. EXHIBITS.

          (a)  Exhibits

           Exhibit No.                    Title
           ----------                     -----

             3.1 Certificate of Incorporation of the Registrant and Amendments thereto (1)

             3.2 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Gum Tech International, Inc. dated June 2, 1999 (2)

             3.3       Bylaws of the Registrant (1)

             4.1 Form of Option granted to Robert S. Davidson, Charles B. Hensley, Lawrence S. Kaye, and Henry M. Landau on January 27, 1999.

             4.2 Form of Option granted to Dale G. Brown, Ira D. Hill, Eugene P. Kamper, Peter P. Walters, and Robert White on June 13, 1998.

             4.3 Form of Option granted to Dale G. Brown, Ira D. Hill, Eugene P. Kamper, Peter P. Walters, and Robert White on June 14, 1999.

             5.1       Opinion of Snell & Wilmer L.L.P.

             23.01     Consent of Angell & Deering
----------
(1) Incorporated by reference to the Registrant"s Quarterly Report on Form 10-QSB filed on May 17, 1999, file number 000-27646.
(2) Incorporated by reference to the Registrant"s Current Report on Form 8-K, file number 000-27646, filed June 2, 1999.

ITEM 17. UNDERTAKINGS.

         The Registrant hereby undertakes:

         (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

         (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

         (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (e) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on February 11, 2000.

                                         GUM TECH INTERNATIONAL, INC.


                                         By /s/ Gary S.  Kehoe
                                           --------------------------
                                            Gary S.  Kehoe
                                            President and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                           Date
      ---------                       -----                           ----


/s/ W. Brown Russell, III     Chairman of the Board of         February 11, 2000
---------------------------   Directors, Director of Legal
W. Brown Russell, III         and Investor Relations


/s/ William D. Boone          Director                         February 11, 2000
---------------------------
William D. Boone


/s/ William J. Hemelt         Secretary, Chief Financial       February 11, 2000
---------------------------   Officer (Principal Financial
William J. Hemelt             Officer), Principal Accounting
                              Officer


/s/ Bruce A. Jorgensen        Director                         February 11, 2000
---------------------------


/s/ William A. Yuan           Director                         February 11, 2000
---------------------------

                                  EXHIBIT INDEX


Exhibit No.                         Title

3.1 Certificate of Incorporation of the Registrant and Amendments thereto (1)

3.2 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Gum Tech International, Inc. dated June 2, 1999 (2)

3.3           Bylaws of the Registrant (1)

4.1 Form of Option granted to Robert S. Davidson, Charles B. Hensley, Lawrence S. Kaye, and Henry M. Landau on January 27, 1999.

4.2           Form of Option granted to Dale G. Brown, Ira D. Hill, Eugene P.
              Kamper, Peter P. Walters, and Robert White on June 13, 1998.

4.3           Form of Option granted to Dale G. Brown, Ira D. Hill, Eugene P.
              Kamper, Peter P. Walters, and Robert White on June 14, 1999.

5.1           Opinion of Snell & Wilmer L.L.P.

23.01         Consent of Angell & Deering

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(1)  Incorporated by reference to the Registrant"s Quarterly Report on Form
     10-QSB filed on May 17, 1999, file number 000-27646.

(2) Incorporated by reference to the Registrant"s Current Report on Form 8-K, file number 000-27646, filed June 2, 1999.